UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 20, 2013

SKULLCANDY, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35240	56-2362196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 West Ute. Blvd, Suite 250 Park City, Utah	84098
(Address of principal executive offices)	(Zip Code)

(435) 940-1545

(Registrant’s telephone number, including area code):

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) In connection with the previously announced consolidation of the offices of Skullcandy, Inc. (the “Company”), Aaron Behle, the Company’s Vice President, International Sales and Nate Morley, the Company’s Vice President, Global Marketing, both notified management of the Company on June 20, 2013, that they would not be relocating to the Company’s headquarters in Park City, Utah in order to pursue other opportunities. The Company has deemed their resignation in connection with the consolidation of the offices to be an effective termination without cause, entitling both individuals to the severance payments and other benefits set forth in their offer letters. A description of the severance benefits for each of Mr. Behle and Mr. Morley can be found in the Company’s Annual Proxy Statement, filed with the Securities and Exchange Commission on April 29, 2013.

To facilitate an orderly transition, Mr. Behle has agreed to continue in his role as Vice President, International Sales until August 9, 2013 and Mr. Morley has agreed to continue in his role as Vice President, Global Marketing until September 3, 2013.

As previously disclosed on June 17, 2013, Kyle Wescoat notified the Company of his intention to resign from his position as Senior Vice President and Chief Financial Officer in order to pursue other opportunities closer to his home in Southern California. To facilitate an orderly transition, Mr. Wescoat has agreed to continue in his role as Senior Vice President and Chief Financial Officer until October 4, 2013 (the “Separation Date”).

In connection with Mr. Wescoat’s resignation from the Company, and for continuing as the Chief Financial Officer of the Company during the search for his successor, Mr. Wescoat and the Company will enter into a Separation Agreement on Mr. Wescoat’s last day of employment with the Company (the “Separation Date”) that provides Mr. Wescoat with the following benefits in exchange for executing and not revoking a release of claims in favor of the Company and its affiliates:

(i) a lump sum cash payment equal to twelve months of Mr. Wescoat’s current base salary minus the pro-rated salary paid to Mr. Wescoat from June 18, 2013, through the Separation Date, which will be paid within fourteen days following the Separation Date; and

(ii) premiums to continue COBRA coverage from the Separation Date through June 2014.

The description of the terms of the Separation Agreement is qualified in its entirety by the terms of the Separation Agreement attached hereto as Exhibit 10.1.

Item 9.01 Exhibits

(d) Exhibits

10.1	Form of Separation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2013

SKULLCANDY, INC.

By:	/s/ Kyle Wescoat
Kyle Wescoat
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Form of Separation Agreement